CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated February 18, 1999, included in this Form 10-K into TechForce Corporation's previously filed Registration Statements (File Nos. 333-1936, 333-1938, 333-1942).


          /s/ ARTHUR ANDERSEN LLP


Tampa, Florida
     March 31, 1999